Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of

Federated U.S. Government Bond Fund:

We consent to the use of our report dated October 24, 2011, with respect to the financial statements of the Federated U.S. Government Bond Fund, as of August 31, 2011, incorporated herein by reference and the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts

May 14, 2012